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                                                                  Exhibit 3.1




                              [LOGO]





                            BERMUDA
                     THE COMPANIES ACT 1981
                 MEMORANDUM OF ASSOCIATION OF
                   COMPANY LIMITED BY SHARES
                     (Section 7(1) and (2))


                  MEMORANDUM OF ASSOCIATION OF


                  Aramex International Limited
           (hereinafter referred to as "the Company")


1.   The liability of the members of the Company is limited to the amount
     (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,


     NAME        ADDRESS          BERMUDIAN    NATIONALITY    NUMBER OF
                                   STATUS                      SHARES
                                  (Yes/No)                   SUBSCRIBED

C.F.A. Cooper  Clarendon House       Yes        British        One
               Church Street
               Hamilton
               Bermuda


John Buckley       "                 Yes        British        One


John C.R. Collis   "                 Yes        British        One


do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.



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3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

     N/A





5. The authorized share capital of the Company is US$2000,000 divided into shares of US$0.01 each. The minimum subscribed share capital of the Company is US$12,2000.

6.   The objects for which the Company is formed and incorporated are -

      1. To engage in and car ry on any or all o f the following businesses: (i) domestic and international parcel express delivery service; (ii) freight forwarding services, including but not limited to, air and ocean freight forwarding, consolidation, warehousing, customs clearance and breakbulk services; (iii) direct marketing and mail order catalog services, including but not limited to, the operation of catalog showrooms and a television or Internet shopping service; (iv) ground transportation services; (v) logistics management; (vi) warehousing, warehouse management and inventory management; (vii) multi-modal transportation and distribution;
          (viii) inventory management; (ix) travel services; and (x) trading in goods and services of all kinds;

     2. As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of Second Schedule to the Companies Act 1981.


7.   Powers of Company

     1. The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.


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Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

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      (Subscribers)                      (Witnesses)

SUBSCRIBED this 29th day of October, 1996.



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STAMP DUTY (To be affixed)



RC3